SLM Student Loan Trust 2003-1 Quarterly Servicing Report
Report Date: 5/31/2005 Reporting Period: 3/1/05-5/31/05

I. Deal Parameters

	Student Loan Portfolio Characteristics		2/28/2005	Activity	5/31/2005
A	i	Portfolio Balance	$1,773,287,319.46	$(40,038,345.27)	$1,733,248,974.19
	ii	Interest to be Capitalized	10,374,847.20		10,462,344.41

	iii	Total Pool	$1,783,662,166.66		$1,743,711,318.60

	iv	Specified Reserve Account Balance	4,459,155.42		4,359,278.30

	v	Total Adjusted Pool	$1,788,121,322.08		$1,748,070,596.90

B	i	Weighted Average Coupon (WAC)	7.372%		7.369%
	ii	Weighted Average Remaining Term	258.21		257.08
	iii	Number of Loans	87,575		85,509
	iv	Number of Borrowers	53,090		51,768
	v	Aggregate Outstanding Principal Balance - T-Bill	$322,665,640.09		$311,215,329.86
	vi	Aggregate Outstanding Principal Balance - Commercial Paper	$1,460,996,526.57		$1,432,495,988.74

						% of		% of
	Notes and Certificates			Spread	Balance 03/15/05	O/S Securities	Balance 06/15/05	O/S Securities
C	i	A-1 Notes	78442GFE1	0.020%	$0.00	0.000%	$0.00	0.000%
	ii	A-2 Notes	78442GFF8	0.040%	155,191,322.08	8.679%	115,140,596.90	6.587%
	iii	A-3 Notes	78442GFG6	0.110%	211,000,000.00	11.800%	211,000,000.00	12.070%
	iv	A-4 Notes	78442GFH4	0.190%	197,000,000.00	11.017%	197,000,000.00	11.270%
	v	A-5A Notes *	78442GFK7	—	332,650,000.00	18.603%	332,650,000.00	19.030%
	vi	A-5B Notes	78442GFL5	0.160%	430,000,000.00	24.048%	430,000,000.00	24.599%
	vii	A-5C Notes	78442GFM3	0.250%	400,000,000.00	22.370%	400,000,000.00	22.882%
	viii	B Notes	78442GFJ0	0.600%	62,280,000.00	3.483%	62,280,000.00	3.563%

	ix	Total Notes			$1,788,121,322.08	100.000%	$1,748,070,596.90	100.000%

	Reserve Account		3/15/2005	6/15/2005
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)	$0.00	$0.00
	iii	Specified Reserve Acct Balance ($)	$4,459,155.42	$4,359,278.30
	iv	Reserve Account Floor Balance ($)	$3,083,057.00	$3,083,057.00
	v	Current Reserve Acct Balance ($)	$4,459,155.42	$4,359,278.30

	Other Accounts		3/15/2005	6/15/2005
E	i	Remarketing Fee Account	$4,069,275.00	$4,069,275.00
	ii	Capitalized Interest Account	$0.00	$0.00
	iii	Principal Accumulation Account (A-5A)	$0.00	$0.00
	iv	Supplemental Interest Account (A-5A)	$0.00	$0.00

	* PLEASE NOTE: The A-5A Notes were remarketed in their entirety on 6/15/05. The new structure will be reflected on the Servicer Report dated 8/31/05.

II. 2003-1 Transactions from: 2/28/2005 through: 5/31/2005

A	Student Loan Principal Activity
	i	Regular Principal Collections	$46,551,909.59
	ii	Principal Collections from Guarantor	5,935,328.05
	iii	Principal Reimbursements	16,843.89
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$52,504,081.53

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$(602.12)
	ii	Capitalized Interest	(12,465,134.14)

	iii	Total Non-Cash Principal Activity	$(12,465,736.26)

C	Total Student Loan Principal Activity		$40,038,345.27

D	Student Loan Interest Activity
	i	Regular Interest Collections	$17,942,475.94
	ii	Interest Claims Received from Guarantors	385,799.65
	iii	Collection Fees/Returned Items	3,711.63
	iv	Late Fee Reimbursements	254,243.35
	v	Interest Reimbursements	8,541.22
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	2,871.05
	viii	Subsidy Payments	1,676,901.57

	ix	Total Interest Collections	$20,274,544.41

E	Student Loan Non-Cash Interest Activit
	i	Interest Accrual Adjustment	$1,531.03
	ii	Capitalized Interest	12,465,134.14

	iii	Total Non-Cash Interest Adjustments	$12,466,665.17

F	Total Student Loan Interest Activit		$32,741,209.58

G	Non-Reimbursable Losses During Collection Period		$730.43

H	Cumulative Non-Reimbursable Losses to Date		$370,465.73

III. 2003-1 Collection Account Activity 2/28/2005 through 5/31/2005

A	Principal Collections
	i	Principal Payments Received	$29,844,630.47
	ii	Consolidation Principal Payments	22,642,607.17
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursements	0.00
	v	Reimbursements by Servicer	2,720.38
	vi	Re-purchased Principal	14,123.51

	vii	Total Principal Collections	$52,504,081.53

B	Interest Collections
	i	Interest Payments Received	$19,779,133.90
	ii	Consolidation Interest Payments	228,914.31
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursements	0.00
	v	Reimbursements by Servicer	7,222.64
	vi	Re-purchased Interest	1,318.58
	vii	Collection Fees/Return Items	3,711.63
	viii	Late Fees	254,243.35

	xi	Total Interest Collections	$20,274,544.41

C	Other Reimbursements		$200,743.51

D	Reserves In Excess of the Requirement		$99,877.12

E	Reset Period Target Amount Excess		$0.00

F	Interest Rate Cap Proceeds		$0.00

G	Interest Rate Swap Proceeds		$1,871,156.25

H	Administrator Account Investment Incom		$0.00

I	Trust Account Investment Income		$343,343.01

J	Funds Released from Capitalized Interest Accou		$0.00

	TOTAL AVAILABLE FUNDS		$75,293,745.83
	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,473,766.58)
		Consolidation Loan Rebate Fee	$(4,545,903.79)

K	NET AVAILABLE FUNDS		$69,274,075.46

L	Servicing Fees Due for Current Period		$728,765.18

M	Carryover Servicing Fees Due		$0.00

N	Administration Fees Due		$25,000.00

O	Total Fees Due for Period		$753,765.18

IV. 2003-1 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	2/28/2005	5/31/2005	2/28/2005	5/31/2005	2/28/2005	5/31/2005	2/28/2005	5/31/2005	2/28/2005	5/31/2005
INTERIM:
In School
Current	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%

Grace
Current	0.000%	0.000%	0	0	0.000%	0.000%	0.00	0.00	0.000%	0.000%

TOTAL INTERIM	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
REPAYMENT
Active
Current	7.325%	7.327%	57,687	57,480	65.872%	67.221%	$1,079,007,888.20	$1,071,299,173.48	60.848%	61.809%
31-60 Days Delinquent	7.554%	7.463%	2,599	2,546	2.968%	2.977%	55,221,321.07	56,271,490.50	3.114%	3.247%
61-90 Days Delinquen	7.623%	7.540%	1,242	1,145	1.418%	1.339%	27,542,269.47	23,810,790.97	1.553%	1.374%
91-120 Days Delinquent	7.722%	7.631%	699	588	0.798%	0.688%	15,150,527.32	11,815,893.62	0.854%	0.682%
> 120 Days Delinquent	7.768%	7.755%	1,601	1,253	1.828%	1.465%	34,607,684.07	26,430,160.45	1.952%	1.525%

Deferment
Current	7.376%	7.398%	8,917	8,207	10.182%	9.598%	187,636,623.24	172,313,517.17	10.581%	9.942%

Forbearance
Current	7.404%	7.411%	14,626	14,113	16.701%	16.505%	370,140,107.44	366,903,029.50	20.873%	21.169%

TOTAL REPAYMENT	7.371%	7.368%	87,371	85,332	99.767%	99.793%	$1,769,306,420.81	$1,728,844,055.69	99.776%	99.746%
Claims in Process (1)	7.786%	7.737%	204	177	0.233%	0.207%	$3,980,898.65	$4,404,918.50	0.224%	0.254%
Aged Claims Rejected (2)	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
GRAND TOTAL	7.372%	7.369%	87,575	85,509	100.000%	100.000%	$1,773,287,319.46	$1,733,248,974.19	100.000%	100.000%

V. 2003-1 Various Interest Accruals and Floating Rate Swap Payments

A	Borrower Interest Accrued During Collection Period				$30,752,484.53
B	Interest Subsidy Payments Accrued During Collection Period				1,598,813.54
C	SAP Payments Accrued During Collection Period				20,065.89
D	Investment Earnings Accrued for Collection Period (RESERVE, COLLECTION, CAP’D INT)				343,343.01
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)				0.00
F	Consolidation Loan Rebate Fees				(4,545,903.79)

G	Net Expected Interest Collection				$28,168,803.18

H	Interest Rate Cap Payments Due to the Trust
					Cap

	i	Cap Notional Amount			CAP TERMINATED

	ii	Libor (3M)			3.01000%
	iii	Cap %			5.00000%

	iv	Excess Over Cap (ii-iii)			0.00000%

	v	Cap Payments Due to the Trus			$0.00

I		Interest Rate Swap on Fixed Rate Reset Notes

		Swap Payments

				A-5A Swap Calc	A-5B Swap Calc	A-5C Swap Calc

		i	Notional Swap Amount	332,650,000	—	—

		SLM Student Loan Trust Pays
		iia	3 Month Libor	3.01000%	0.00000%	0.00000%
		iib	Spread	0.123%	0.000%	0.000%

		iic	Pay Rate	3.13300%	0.00000%	0.00000%
		iii	Gross Swap Payment Due Counterparty	$2,663,380.71	$0.00	$0.00
		iv	Days in Period 3/15/2005 6/15/2005	92	92	92

		Counterparty Pays:
		v	Fixed Rate Equal To Respective Reset Note Rate	2.25000%	0.00000%	0.00000%
		vi	Gross Swap Receipt Due Trust	$1,871,156.25	$0.00	$0.00
		vii	Days in Period 3/15/2005 6/15/2005	90	90	90

VI. 2003-1 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate	Index

A	Class A-1 Interest Rate	0.000000000	03/15/05 - 06/15/05	0.00000%	LIBOR

B	Class A-2 Interest Rate	0.007794444	03/15/05 - 06/15/05	3.05000%	LIBOR

C	Class A-3 Interest Rate	0.007973333	03/15/05 - 06/15/05	3.12000%	LIBOR

D	Class A-4 Interest Rate	0.008177778	03/15/05 - 06/15/05	3.20000%	LIBOR

E	Class A-5A Interest Rate	0.005625000	03/15/05 - 06/15/05	2.25000%	Fixed

F	Class A-5B Interest Rate	0.008101111	03/15/05 - 06/15/05	3.17000%	LIBOR

G	Class A-5C Interest Rate	0.008331111	03/15/05 - 06/15/05	3.26000%	LIBOR

H	Class B Interest Rate	0.009225556	03/15/05 - 06/15/05	3.61000%	LIBOR

VII. 2003-1 Inputs From Prior Quarter 2/28/2005

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$1,773,287,319.46
	ii	Interest To Be Capitalized	10,374,847.20

	iii	Total Pool	$1,783,662,166.66
	iv	Specified Reserve Account Balance	4,459,155.42

	v	Total Adjusted Pool	$1,788,121,322.08

B	Total Note and Certificate Factor		0.861359161
C	Total Note Balance		$1,788,121,322.08

D	Note Balance 3/15/2005		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5A	Class A-5B	Class A-5C	Class B

	i	Current Factor	0.000000000	0.671823905	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000
	ii	Expected Note Balance	$0.00	$155,191,322.08	$211,000,000.00	$197,000,000.00	$332,650,000.00	$430,000,000.00	$400,000,000.00	$62,280,000.00

E	Note Principal Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

H	Reserve Account Balance		$4,459,155.42
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

VIII. 2003-1 Trigger Events

A	Has Stepdown Date Occurred?		N
		The Stepdown Date is the earlier of (1) 12/15/2007 or (2) the first date on which no class A notes remain outstanding.

B	Note Balance Trigger		N

C	Cumulative Default Triggers
	Cumulative Prin Balance of Loans upon which guarantor claims have been filed		$58,218,717.32
	Initial Pool Balance		$2,055,371,512.04
	Cumulative Default Percentage		2.833%

	i	Dec 2007 - Sept 2008 (cumulative default > 35%)	N
	ii	Dec 2008 - Sept 2009 (cumulative default > 40%)	N
	iii	Dec 2009 - Sept 2010 (cumulative default > 45%)	N
	iv	Dec 2010 and thereafter (cumulative default > 50%)	N

	Class A Percentage		100.00%
	Class B Percentage		0.00%

IX. 2003-1 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Section III-K )		$69,274,075.46	$69,274,075.46

B	Primary Servicing Fees-Current Month		$728,765.18	$68,545,310.28

C	Administration Fee		$25,000.00	$68,520,310.28

D	Aggregate Quarterly Funding Amount		$0.00	$68,520,310.28

E	Noteholder’s Interest Distribution Amounts
	i	Class A-1	$0.00	$68,520,310.28
	ii	Class A-2	$1,209,630.14	$67,310,680.14
	iii	Class A-3	$1,682,373.33	$65,628,306.81
	iv	Class A-4	$1,611,022.22	$64,017,284.59
	v	Class A-5A	$1,871,156.25	$62,146,128.34
	vi	Class A-5B	$3,483,477.78	$58,662,650.56
	vii	Class A-5C	$3,332,444.44	$55,330,206.12
	viii	Interest Rate Swap Payment	$2,663,380.71	$52,666,825.41

		Total	$15,853,484.87

F	Class B Noteholders’ Interest Distribution Amount		$574,567.60	$52,092,257.81

G	Noteholder’s Principal Distribution Amounts Paid (or set aside*)
	i	Class A-1	$0.00	$52,092,257.81
	ii	Class A-2	$40,050,725.18	$12,041,532.63
	iii	Class A-3	$0.00	$12,041,532.63
	iv	Class A-4	$0.00	$12,041,532.63
	v	Class A-5A	$0.00	$12,041,532.63
	vi	Class A-5B	$0.00	$12,041,532.63
	vii	Class A-5C	$0.00	$12,041,532.63

		Total	$40,050,725.18

H	Increase to Supplemental Interest Account		$0.00	$12,041,532.63

I	Class B Noteholder’s Principal Distribution Amount		$0.00	$12,041,532.63

J	Increase to the Specified Reserve Account		$0.00	$12,041,532.63

K	Carryover Servicing Fees		$0.00	$12,041,532.63

L	Remarketing Costs in Excess of Remarketing Fee Account		$0.00	$12,041,532.63

M	Excess to Excess Distribution Certificate Hold		$12,041,532.63	$0.00

*	Amounts allocated to classes of fixed rate reset notes are deposited into their accumulation account for distribution on the next related reset date

X. 2003-1 Other Account Deposits and Reconciliations

A	Reserve Account
	i	Beginning of Period Account Balance	$4,459,155.42
	ii	Deposits to correct Shortfall	$0.00
	iii	Total Reserve Account Balance Available	$4,459,155.42
	iv	Required Reserve Account Balance	$4,359,278.30
	v	Shortfall Carried to Next Period	$0.00
	vi	Excess Reserve — Release to Collection Account	$99,877.12

	vii	End of Period Account Balance	$4,359,278.30

B	Capitalized Interest Account
	i	Beginning of Period Account Balance	$0.00
	ii	Capitalized Interest Release to the Collection Account	0.00

	iii	End of Period Account Balance	$0.00

C	Remarketing Fee Account		A-5A	A-5B	A-5C	Total

	i	Next Reset Date	6/15/2005	9/17/2007	9/15/2009
	ii	Reset Period Target Amount	$1,164,275.00	$1,505,000.00	$1,400,000.00	$4,069,275.00

	iii	Beginning of Period Account Balance (net of investment earnings)	$1,164,275.00	$1,505,000.00	$1,400,000.00	$4,069,275.00
	iv	Quarterly Funding Amount	$0.00	$0.00	$0.00	$0.00
	v	Reset Period Target Amount Excess	$0.00	$0.00	$0.00	$0.00

	vi	End of Period Account Balance (net of investment earnings)	$1,164,275.00	$1,505,000.00	$1,400,000.00	$4,069,275.00

D	Accumulation Accounts		A-5A

	i	Accumulation Account Beginning Balance	$0.00
	ii	Principal deposits for payment on the next Reset Date	0.00
	iii	Principal Payments to the Noteholders on Reset Date	0.00

	iv	Ending Accumulation Account Balanc	$0.00

E	Supplemental Interest Account		A-5A

		Determined	n/a
	i	Three Month Libor	n/a
	ii	Investment Rate	n/a
	iii	Difference	n/a
	iv	Number of Days Through Next Reset Date	0
	v	Supplemental Interest Account Beginning Balance	$0.00
	vi	Funds Released into Collection Account	$0.00
	vii	Supplemental Interest Account Deposit Amou	$0.00

XI. 2003-1 Distributions

A	Distribution Amounts		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5A	Class A-5B	Class A-5C	Class B
	i	Quarterly Interest Due	$0.00	$1,209,630.14	$1,682,373.33	$1,611,022.22	$1,871,156.25	$3,483,477.78	$3,332,444.44	$574,567.60
	ii	Quarterly Interest Paid	0.00	1,209,630.14	1,682,373.33	1,611,022.22	1,871,156.25	3,483,477.78	3,332,444.44	574,567.60

	iii	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Due	$0.00	$40,050,725.18	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid	0.00	40,050,725.18	0.00	0.00	0.00	0.00	0.00	0.00

	ix	Quarterly Principal Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount	$0.00	$41,260,355.32	$1,682,373.33	$1,611,022.22	$1,871,156.25	$3,483,477.78	$3,332,444.44	$574,567.60

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 3/15/2005	$1,788,121,322.08
	ii	Adjusted Pool Balance 5/31/2005	1,748,070,596.90

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)	$40,050,725.18

	iv	Adjusted Pool Balance 2/28/2005	$1,788,121,322.08
	v	Adjusted Pool Balance 5/31/2005	1,748,070,596.90

	vi	Current Principal Due (iv-v	$40,050,725.18
	vii	Principal Shortfall from Prior Collection Period	0.00

	viii	Principal Distribution Amount (vi + vii)	$40,050,725.18

	ix	Principal Distribution Amount Paid	$40,050,725.18

	x	Principal Shortfall (viii - ix)	$0.00

C		Total Principal Distribution	$40,050,725.18
D		Total Interest Distribution	13,764,671.76

E		Total Cash Distributions	$53,815,396.94

G	Note Balances			3/15/2005	Paydown Factor	6/15/2005
	i	A-1 Note Balance	78442GFE1	$0.00		$0.00
		A-1 Note Pool Factor		0.000000000	0.000000000	0.000000000

	ii	A-2 Note Balance	78442GFF8	$155,191,322.08		$115,140,596.90
		A-2 Note Pool Factor		0.671823905	0.173379763	0.498444142

	iii	A-3 Note Balance	78442GFG6	$211,000,000.00		$211,000,000.00
		A-3 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iv	A-4 Note Balance	78442GFH4	$197,000,000.00		$197,000,000.00
		A-4 Note Pool Factor		1.000000000	0.000000000	1.000000000

	v	A-5A Note Balance	78442GFK7	$332,650,000.00		$332,650,000.00
		A-5A Note Pool Factor		1.000000000	0.000000000	1.000000000

	vi	A-5B Note Balance	78442GFL5	$430,000,000.00		$430,000,000.00
		A-5B Note Pool Factor		1.000000000	0.000000000	1.000000000

	vii	A-5C Note Balance	78442GFM3	$400,000,000.00		$400,000,000.00
		A-5C Note Pool Factor		1.000000000	0.000000000	1.000000000

	viii	B Note Balance	78442GFJ0	$62,280,000.00		$62,280,000.00
		B Note Pool Factor		1.000000000	0.000000000	1.000000000

XII. 2003-1 Historical Pool Information

			3/1/05-5/31/05	12/01/04-02/28/05	09/01/04-11/30/04	06/01/04-08/31/04	03/01/04-05/31/04	12/01/03-02/29/04

Beginning Student Loan Portfolio Balance			$1,773,287,319.46	$1,803,254,707.95	$1,831,014,050.29	$1,867,892,898.21	$1,896,520,631.76	$1,923,032,334.43

	Student Loan Principal Activity
	i	Regular Principal Collections	$46,551,909.59	$36,856,836.05	$35,591,218.81	$44,412,959.81	$33,788,679.69	$35,068,190.59
	ii	Principal Collections from Guarantor	5,935,328.05	5,825,792.25	5,104,745.67	5,074,078.98	5,942,182.44	4,959,253.24
	iii	Principal Reimbursements	16,843.89	(13.68)	42,117.72	69,852.48	1,209,030.19	57,908.28
	iv	Other System Adjustments	0.00	0.00	0.00	0.00	0.00	0.00

	v	Total Principal Collections	$52,504,081.53	$42,682,614.62	$40,738,082.20	$49,556,891.27	$40,939,892.32	$40,085,352.11
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$(602.12)	$27,950.59	$63,337.56	$59,787.67	$52,128.34	$50,063.53
	ii	Capitalized Interest	(12,465,134.14)	(12,743,176.72)	(13,042,077.42)	(12,737,831.02)	(12,364,287.11)	(13,623,712.97)

	iii	Total Non-Cash Principal Activity	$(12,465,736.26)	$(12,715,226.13)	$(12,978,739.86)	$(12,678,043.35)	$(12,312,158.77)	$(13,573,649.44)

(-)	Total Student Loan Principal Activity		$40,038,345.27	$29,967,388.49	$27,759,342.34	$36,878,847.92	$28,627,733.55	$26,511,702.67

	Student Loan Interest Activity
	i	Regular Interest Collections	$17,942,475.94	$18,188,898.08	$18,479,994.01	$19,400,870.13	$19,662,248.28	$19,803,489.87
	ii	Interest Claims Received from Guarantors	385,799.65	431,908.32	309,673.84	296,128.52	337,086.68	288,399.84
	iii	Collection Fees/Returned Items	3,711.63	2,634.47	2,163.14	2,172.58	2,215.27	1,320.39
	iv	Late Fee Reimbursements	254,243.35	245,309.31	237,084.07	247,828.37	241,387.01	247,706.32
	v	Interest Reimbursements	8,541.22	1,066.39	9,819.32	1,247.90	14,388.57	5,111.32
	vi	Other System Adjustments	0.00	0.00	0.00	0.00	0.00	0.00
	vii	Special Allowance Payments	2,871.05	1,153.79	574.29	724.86	45.94	106.07
	viii	Subsidy Payments	1,676,901.57	1,706,219.78	1,788,968.61	1,848,511.47	1,829,399.57	1,791,432.58

	ix	Total Interest Collections	$20,274,544.41	$20,577,190.14	$20,828,277.28	$21,797,483.83	$22,086,771.32	$22,137,566.39

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustmen	$1,531.03	$(27.08)	$1,322.55	$1,589.06	$6,644.38	$622.46
	ii	Capitalized Interest	12,465,134.14	12,743,176.72	13,042,077.42	12,737,831.02	12,364,287.11	13,623,712.97

	iii	Total Non-Cash Interest Adjustments	$12,466,665.17	$12,743,149.64	$13,043,399.97	$12,739,420.08	$12,370,931.49	$13,624,335.43

	Total Student Loan Interest Activit		$32,741,209.58	$33,320,339.78	$33,871,677.25	$34,536,903.91	$34,457,702.81	$35,761,901.82

(=)	Ending Student Loan Portfolio Balanc		$1,733,248,974.19	$1,773,287,319.46	$1,803,254,707.95	$1,831,014,050.29	$1,867,892,898.21	$1,896,520,631.76
(+)	Interest to be Capitalized		$10,462,344.41	$10,374,847.20	$10,708,337.32	$10,878,085.41	$10,797,247.30	$10,512,015.35

(=)	TOTAL POOL		$1,743,711,318.60	$1,783,662,166.66	$1,813,963,045.27	$1,841,892,135.70	$1,878,690,145.51	$1,907,032,647.11

(+)	Reserve Account Balance		$4,359,278.30	$4,459,155.42	$4,534,907.61	$4,604,730.34	$4,696,725.36	$4,767,581.62

(=)	Total Adjusted Poo		$1,748,070,596.90	$1,788,121,322.08	$1,818,497,952.88	$1,846,496,866.04	$1,883,386,870.87	$1,911,800,228.73

XIII. 2003-1 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *
Mar-03	$2,022,918,031	5.17%
Jun-03	$1,994,712,379	5.18%
Sep-03	$1,960,041,723	5.37%
Dec-03	$1,933,983,697	5.02%
Mar-04	$1,907,032,647	4.82%
Jun-04	$1,878,690,146	4.74%
Sep-04	$1,841,892,136	4.91%
Dec-04	$1,813,963,045	4.81%
Mar-05	$1,783,662,167	4.78%
Jun-05	$1,743,711,319	4.97%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool da